UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01   Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On March 18, 2019 (the “Execution Date”), Jaguar Health, Inc. (the “Company”) began entering into securities purchase agreements (each, a “Securities Purchase Agreement”) with selected accredited investors (each, an “Investor”), pursuant to which the Company intends to issue up to $5.5 million aggregate principal amount of promissory notes (collectively, the “Notes”) to such Investors.  The Company will use the proceeds for working capital and other general corporate purposes.  The initial offering closed on March 18, 2019, and as of March 21, 2019, $800,000 aggregate principal amount of Notes were issued in offerings and the proceeds from such offerings were paid to the Company.

The Notes bear interest at the rate of 12% per annum and mature on July 18, 2019 (the “Maturity Date”). Each Note is subject to a right to purchase by Sagard Capital Partners, L.P. and its affiliates (collectively, “Sagard”), pursuant to which Sagard may elect, within 5 business days of providing notice thereof to the holder such Note, to purchase all or any portion of such Note and all accrued interest thereon.

At the time of entering into a Securities Purchase Agreement, an Investor may elect to purchase either a Note that is subject to a mandatory exchange provision (each a “125% Coverage Note”) or a Note that is not subject to a mandatory exchange provision but is otherwise substantially the same as the 125% Coverage Note (each, a “75% Coverage Note”).  The mandatory exchange provision in the 125% Coverage Notes provides that, at the Company’s option upon the consummation of an underwritten public offering by the Company on or before the Maturity Date (the “Public Offering”) of the Company’s common stock (“Common Stock”), the principal amount of the 125% Coverage Notes plus any unaccrued interest thereon will be mandatorily exchanged into shares of Common Stock (the “Exchange Shares”) at a price equal to the per share price at which the Company issues Common Stock in the Public Offering (the “Exchange Price”), subject to adjustment for reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.  Upon such exchange, the 125% Coverage Notes would be deemed repaid and terminated.

As an inducement to enter into the Securities Purchase Agreement, (i) each holder of 75% Coverage Notes will receive a 5-year warrant (the “75% Coverage Warrant”) to purchase shares of Common Stock (the “Warrant Shares”) in an amount equal to 75% of the principal amount of such holder’s 75% Coverage Note divided by the Exercise Price (as defined below)  and (ii) each holder of 125% Coverage Notes will receive a 5-year warrant (the “125% Coverage Warrant” and, together with the 75% Coverage Warrant, the “Warrants”) to purchase Warrant Shares in an amount equal to 125% of the principal amount of such holder’s 125% Coverage Note divided by the Exercise Price.  The exercise price for the 75% Coverage Warrant and 125% Coverage Warrant is the price per share at which the Company issues Common Stock in the Public Offering, provided that if the Company has not consummated a Public Offering by the Maturity Date, then the exercise price will be equal to the closing sales price of the shares of Common Stock on the Maturity Date, in each case subject to adjustment for reclassification of the Common Stock, non-cash dividend, stock split, reverse stock split or other similar transaction (the “Exercise Price”).

Under the Securities Purchase Agreements, the Company is subject to certain restrictive covenants, including a covenant restricting the Company’s right to pay dividends or otherwise make any payment or distribution in respect of the Company’s capital stock, subject to certain limited exceptions, without the prior written consent of the holders of the Notes. In addition, the Company is required to use 100% of the net amount of any outside investments received by the Company (excluding product sales revenue) for repayment of the Notes.

The Company and each Investor have contractually agreed to restrict the Company’s ability to exchange the 125% Coverage Notes and such Investor’s ability to exercise the Warrants such that the total cumulative number of number of Exchange Shares and Warrant Shares that may be issued to the Investors after such exchange or exercise does not exceed 19.99% of the Company’s then total issued and outstanding shares of Common Stock (the “Exchange Cap”), unless stockholder approval is obtained to issue more shares than the Exchange Cap.  The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

The Company makes certain customary representations and warranties and has agreed to customary covenants and obligations.  The Securities Purchase Agreements and the Notes contain customary events of default upon the occurrence and during the continuance of which the noteholder will have the right to redeem the Notes at an amount equal to the outstanding balance immediately due prior to such event of default plus accrued and unpaid interest thereon. Following an event of default, interest shall accrue at a rate of 1.5% per month (18% annual) until paid.

Registration Rights Agreements

In connection with the transactions described above, the Company also entered into registration rights agreements with the Investors (collectively, the “Registration Rights Agreements”), pursuant to which the Company agreed to register the Warrant Shares and the Exchange Shares, as applicable. The Company is required to file a registration statement for the resale of such securities within 60 calendar days following the Maturity Date and to use reasonable best efforts to cause such registration statement to be declared effective within 180 days following the Maturity Date.

The Company also agreed to other customary obligations regarding registration, including piggyback registration rights, indemnification and maintenance of the effectiveness of the registration statement.

The Notes, the Warrants, the Securities Purchase Agreements, the Registration Rights Agreement are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Notes, the Warrants, the Securities Purchase Agreements and the Registration Rights Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

All of the securities described in this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act).

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
4.1	Form of 75% Coverage Promissory Note.

4.2	Form of 125% Coverage Promissory Note.

4.3	Form of Common Stock Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: March 22, 2019